UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2021

SOLLENSYS CORP
(Exact name of registrant as specified in its charter)

Nevada	333-174581	80-0651816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2475 Palm Bay Rd. NE, Suite 120
Palm Bay, FL 32905
(Address of principal executive offices)

(866) 438-7657
(Registrant’s telephone number, including area code)

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01. Other Events.

As previously disclosed in the Current Report on Form 8-K filed by Sollensys Corp (the “Company”) on April 28, 2021, on April 2, 2021, the Company entered into that certain Commercial Contract (the “Purchase Contract”) by and between the Company and MRIGlobal Corporation (the “Seller”), pursuant to which the Company agreed to purchase from the Seller, and the Seller agreed to sell to the Company (the “Purchase”), certain real estate located in Palm Bay, Florida to be used as the Company’s headquarters (the “Property”) for a purchase price of $2,500,000. Closing of the Purchase was subject to a 45-day due diligence period, which was subsequently extended to June 7, 2021. The Purchase closed on June 8, 2021.

On June 11, 2021, the Company issued a press release announcing that it had purchased the Property. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release of the registrant dated June 11, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLLENSYS CORP

Dated: June 14, 2021	By:	/s/ Donald Beavers
Donald Beavers Chief Executive Officer